EXHIBIT 99.3

AMENDED AND RESTATED

CHARTER OF THE NOMINATING AND

CORPORATE GOVERNANCE COMMITTEE

OF THE BOARD OF DIRECTORS

OF

PETROL OIL AND GAS, INC.

(adopted May 4, 2007)

A	Purpose

The primary purpose of the Nominating and Corporate Governance Committee (the "Committee") of Petrol Oil and Gas, Inc. (the "Company") is to (1) identify individuals qualified to become members of the Board of Directors (the "Board") of the Company, consistent with criteria approved by the Board, and to recommend to the Board proposed nominees for Board membership and election at the next annual meeting of stockholders; (2) recommend to the Board directors to serve on each standing committee of the Board; (3) lead the Board in its annual review of the Board's performance; (4) develop and recommend to the Board a set of Corporate Governance Guidelines; and (5) in general, take a leadership role in shaping the corporate governance of the Company.

B	Activities and Responsibilities

The Committee's responsibilities include, but are not limited to, the responsibilities which are required under the corporate governance rules of the American Stock Exchange, including the responsibilities to identify individuals who are qualified to become Directors of the Company, consistent with criteria approved by the Board, and make recommendations to the Board of nominees, including stockholder nominees (nominees whether by appointment or election at the Annual Meeting of Stockholders) to serve as Directors of the Company.

To fulfill its purpose, the responsibilities and duties of the Committee are as follows:

1.

Evaluate the current composition, size, role and functions of the Board and its committees to oversee successfully the business and affairs of the Company in a manner consistent with the Company's Corporate Governance Guidelines, and make recommendations to the Board for approval.

2.	Determine director selection criteria consistent with the Company's Corporate Governance Guidelines, and conduct searches for prospective directors whose skills and attributes reflect these criteria.
3.	Assist in identifying, interviewing and recruiting candidates for the Board.
4.

Evaluate nominees, including nominees nominated by stockholders in accordance with the provisions of the Company's Bylaws, and recommend nominees for election to the Board or to fill vacancies on the Board.

5.

Before recommending an incumbent, replacement or additional director, review his or her qualifications, including capability, availability to serve, independence, conflicts of interest, and other relevant factors.

6.

Evaluate and make recommendations to the Board concerning the appointment of directors to Board committees and the selection of the Chairman of the Board and the Board committee chairs consistent with the Company's Corporate Governance Guidelines.

7.	Determine the methods and execution of the annual evaluations of the Board's and each Board committee's effectiveness and support the annual performance evaluation process.
8.

Evaluate and make recommendations to the Board regarding director retirements, director renominations and directors' changes in circumstances in accordance with the Company's Corporate Governance Guidelines.

9.	Review and make recommendations to the Board regarding policies relating to directors' compensation, consistent with the Company's Corporate Governance Guidelines.
10.

As set forth herein, monitor compliance with, and at least annually evaluate and make recommendations to the Board regarding, the Company's Corporate Governance Guidelines and overall corporate governance of the Company.

11.	Assist the Board and the Company's officers in ensuring compliance with an implementation of the Company's Corporate Governance Guidelines.
12.	Develop and implement continuing education programs for all directors, including orientation and training programs for new directors.
13.	As set forth herein, annually evaluate and make recommendations to the Board regarding the Committee's performance and adequacy of this Charter.
14.	Review the Code of Business Conduct and Ethics periodically and propose changes thereto to the Board, if appropriate.
15.

Review requests from outside the Committee for any waiver or amendment of the Company's Code of Business Conduct and Ethics and recommend to the Board whether a particular waiver should be granted or whether a particular amendment should be adopted.

16.	Oversee committee membership and qualifications and the performance of members of the Board.
17.	Review and recommend changes in (i) the structure and operations of the committees of the Board, and (ii) committee reporting to the Board.

18.	Make recommendations annually to the Board as to the independence of directors under the Corporate Governance Guidelines.
19.

Review and make recommendations to the Board regarding the position the Company should take with respect to any proposals submitted by stockholders for approval at any annual or special meeting of stockholders.

20.	Regularly report on Committee activities and recommendations to the Board.
21.

Perform any other activities consistent with this Charter, the Company's Articles of Incorporation and Bylaws, as amended from time to time, the listing standards of the American Stock Exchange, and any governing law, as the Board considers appropriate and delegates to the Committee.

C	Membership and Qualifications

The Committee shall be appointed by the Board annually and shall be comprised of two or more directors as determined by the Board, except that in no event shall there be fewer directors on the Committee than is required by the stock exchange on which the Company's common stock is listed. Each member of the Committee, in the judgment of the Board, shall be independent and satisfy the independence requirements of the American Stock Exchange corporate governance rules and the other director qualification standards set forth in the Company's Corporate Governance Guidelines. In the judgment of the Board, each member of the Committee also shall have a general familiarity and understanding of corporate governance issues.

The Chairman of the Committee may make recommendations for changes in the Committee, which may include expanding or reducing the size of the Committee or replacing a Committee member.

D	Meetings and Minutes

The Committee shall meet at such times as may be necessary to fulfill its responsibilities as set forth in this Charter. It is anticipated that Committee meetings will be held in conjunction with selected Board meetings. Special meetings may be called by the Chairman of the Committee or the Chairman of the Board. A majority of the Committee members shall constitute a quorum. The vote of a majority of the members present at any meeting at which a quorum is present shall be the act of the Committee. The Committee may meet in person or telephonically, and may act by unanimous written consent without a meeting. The Committee shall establish its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter.

In addition to the members of the Committee, the Chairman of the Board, the Chief Executive Officer, the President, other executive officers or managers of the Company and outside advisors may be invited to participate in Committee meetings as the Committee deems appropriate.

E	Minutes; Reports to Board of Directors

The Committee shall keep correct and complete minutes of its proceedings and the names and places of residence of its members. Minutes of the meeting will be prepared by the Committee Chairman, the Company's Corporate Secretary or other person designated to act as Secretary for the meeting

Following each of its meeting, the Committee shall deliver a report on the meeting to the Board, including a description of all actions taken by the Committee at the meeting.

An oral report shall be presented by the Committee Chairman at Board meetings, as appropriate.

F	Service and Removal

Members of the Committee shall generally serve until their successors shall be duly appointed and qualified. The Committee may recommend, and the Board shall designate, one member of the Committees as chairperson. The members shall serve until their resignation, retirement, removal by the Board or until their successors shall be duly appointed and qualified. No member of the Committee shall be removed except by a majority vote of the independent directors, as determined in accordance with the listing standards of the American Stock Exchange and the other director qualification standards set forth in the Company's Corporate Governance Guidelines, then in effect. A member of the Committee shall be deemed to have resigned from the Committee at such time that the member shall have been removed from the Board pursuant to the Bylaws of the Company or such member has resigned or otherwise terminated his or her membership of the Board. A member of the Committee shall also be deemed to have resigned from the Committee at such time that a majority of the independent members of the Board, as determined in accordance with the listing standards of the American Stock Exchange and the other director qualification standards set forth in the Company's Corporate Governance Guidelines, have determined that such member of the Committee is no longer an independent director of the Board or ceases to meet any other qualification standards for membership on such Committee.

G	Subcommittees

In its discretion, the Committee may establish subcommittees or delegate specific responsibilities to the Committee Chair or any other Committee member(s).

H	Stockholder Nominations

The Committee will consider director candidates recommended by stockholders, and will comply with any requirements of the Securities and Exchange Commission to consider such candidates. Stockholders may propose candidates for consideration by the Committee by submitting in writing the names, biographical data and other supporting information to the Secretary of the Company.

I	Corporate Governance Oversight
1.

Corporate Governance Guidelines. The Committee shall: (a) develop and recommend to the Board a set of Corporate Governance Guidelines applicable to the Company; (b) review and reassess the adequacy of such Corporate Governance Guidelines annually, recommending to the Board any changes deemed appropriate; and (c) generally advise the full Board on corporate governance matters.

2.

Policies/Guidelines. The Committee shall have responsibility for interpretation and enforcement of, monitoring and reviewing compliance with, making recommendations to the Board with respect to changes, alterations and modifications of, and making recommendations to the Board with respect to Corporate Governance Guidelines and other policies, codes and guidelines of the Corporation, as the Committee or the Board deems necessary or desirable.

J	Resources and Authority of the Committee

The Committee shall have authority to retain such consultants, outside counsel and other advisors as the Committee may deem appropriate in its sole discretion, without Board approval. The Committee shall have sole authority to approve related fees and retention terms associated with the retention of any such firm or individual, which fees shall be paid by the Company. The Committee also shall have sole authority to terminate any such firm or individual. In determining whether to retain or terminate a provider of such services, the Committee may, in its discretion, obtain the input of senior management.

K	Reliance on Others

A member of the Committee shall, in the performance of such member's duties, be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Committee by any of the Company's officers or employees, or other committees of the Board, or by any other person as to matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

L	Adequacy of Charter and Annual Evaluation of Performance
1.

The Committee shall review and reassess the adequacy of this Charter on an annual basis and recommend any proposed changes to the Board for approval. This Charter may be posted on the Company's website as required by any applicable law, regulation or American Stock Exchange listing standards.

2.

At least annually, the Committee shall conduct an evaluation of its performance. The Committee shall report its conclusions regarding this evaluation to the Board. The Committee's report should generally include an assessment of its compliance with this Charter, as well as identification of areas in which the Committee could improve its performance and the Charter could be improved.

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